UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 26, 2010

First Century Bancorp.

(Exact name of registrant as specified in its charter)

Georgia

(State or other jurisdiction of incorporation)

001-16413	58-2554464
(Commission File Number)	(IRS Employer Identification No.)

807 Dorsey Street, Gainesville, Georgia	30501
(Address of principal executive offices)	(Zip Code)

(770) 297-8060

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  Submission of Matters to a Vote of Security Holders.

On August 26, 2010, First Century Bancorp. (the “Company”) held its 2010 Annual Meeting of Shareholders.  At the meeting, of the 7,697,475 shares of common stock outstanding and entitled to vote, 4,848,583 were present in person or by proxy, and the following matters were voted upon and approved by the Company’s shareholders:

1.                                      the election of seven members to our board of directors to serve a one year term;

2.                                      the proposed amendment to our restated articles of incorporation to increase the number of authorized shares of common stock of the company from 50,000,000 shares to 300,000,000 shares (the “Amendment”); and

3.                                      the ratification of the appointment of Mauldin and Jenkins, LLC as our independent auditor for the fiscal year ending December 31, 2010.

The following is a summary of the voting results for each matter presented to the shareholders:

Election of Directors

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes

William A. Bagwell, Jr.	4,798,456	50,127	N/A
William R. Blanton	4,798,456	50,127	N/A
Larry W. Dunagan	4,798,456	50,127	N/A
William M. Evans, Jr.	4,798,006	50,577	N/A
J. Allen Nivens, Jr.	4,798,456	50,127	N/A
Dr. Wendall A. Turner	4,798,456	50,127	N/A
R.K. Whitehead, III	4,798,456	50,127	N/A

Amendment

Votes For	Votes Against	Votes Abstained
4,781,786	64,797	2,000

Ratification of the Appointment of Maudlin and Jenkins, LLC

Votes For	Votes Against	Votes Abstained
4,839,993	4,540	4,050

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CENTURY BANCORP.

	By:	/s/ Denise Smyth
	Name:	Denise Smyth
	Title:	Principal Financial and Accounting Officer

Dated: August 26, 2010